Exhibit 99.2

QVC Group to Significantly Strengthen Financial Position as Company Continues Advancing Transformational Live Social Shopping Growth Strategy

Enters into Restructuring Support Agreement with Majority of Lenders to Substantially Reduce Debt, a Key Pillar of the WIN Growth Strategy

Initiates Voluntary Prepackaged Court-Supervised Process in the U.S. to Implement Financial Restructuring Plan; International Operations Excluded

Serving Customers Across All Channels and Platforms as Usual; Vendors to Be Paid in Full

WEST CHESTER, Pa., April 16, 2026 -- QVC Group, Inc. (“QVC Group” or the “Company”) today announced that it has entered into a Restructuring Support Agreement (the “RSA”) with holders representing a significant majority of the Company’s outstanding funded debt. The RSA outlines the terms of a comprehensive prepackaged financial restructuring plan that will substantially reduce the Company’s debt and strengthen its financial position as it continues advancing its transformational WIN Growth Strategy to drive long-term growth and profitability as a leader in live social shopping across social platforms, streaming apps, ecommerce sites, stores and TV channels.

To implement that plan, the Company and certain of its U.S. subsidiaries, including QVC, Inc., have commenced voluntary Chapter 11 proceedings (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). QVC Group’s international operations are not included in this process.

All QVC Group brands are operating as usual. The Company continues to serve its millions of customers across all channels and platforms for QVC, HSN, and Cornerstone Brands. The Company has ample liquidity to support the business and, importantly, the terms of the RSA provide for vendors, suppliers and all other general unsecured creditors of the filing entities to be paid in full for all goods and services. There are no planned layoffs or furloughs in connection with the financial restructuring process, and all team members should fully expect to continue receiving their wages and benefits without interruption.

“QVC Group is uniquely positioned to compete and win in live social shopping, and we are seeing early momentum in our WIN Growth Strategy,” said David Rawlinson, President and Chief Executive Officer, QVC Group, Inc. “Over the past year, we have become a top seller on TikTok Shop U.S. while expanding our business on streaming and other platforms. We have consolidated our HSN and QVC operations, struck new deals with critical social and media partners, and rebalanced sourcing to account for the changing tariff environment. With the support of our lenders and a more appropriate capital structure, we believe we can deliver on our WIN Growth Strategy.”

Mr. Rawlinson continued, “We remain focused on serving our customers with joyful and engaging shopping experiences that inspire, entertain and delight. We appreciate the ongoing support of our valued vendors and business partners, and we are grateful to our team members for their unwavering dedication to QVC Group and our customers. This process will allow for QVC Group to have the financial structure it needs to accelerate our return to growth.”

All QVC Group Brands are Operating as Normal

As QVC Group moves forward, the customer experience remains the Company’s top priority. On-air programming is continuing as normal and customers can continue to shop the Company’s brands as always on broadcast TV, on streaming and social, through branded websites and apps, in-store, and through catalogs. For all brands, return policies and procedures remain the same. Gift cards and credits remain valid and promotional communications will continue as normal. Customers can continue to reach service teams through all normal support channels. All retail locations remain open and operating on normal schedules, and all store and merchandise policies remain the same. Branded credit cards will continue to function normally.

Returning to Growth Through Transformational WIN Growth Strategy

Over the past several years, QVC Group has navigated significant changes in how consumers discover and purchase products. The rapid growth of mobile devices, social platforms and streaming services has fundamentally shifted video consumption, while traditional cable television – historically the foundation of the Company’s business model – has experienced structural decline.

In response, the Company launched its three-year WIN Growth Strategy to reposition QVC Group to drive the future of live social shopping. The strategy focuses on reaching customers Wherever She Shops, engaging customers with Inspiring People and Products and driving operating efficiencies with New Ways of Working.

The transformation is already showing measurable results. QVC Group acquired nearly 1 million new U.S. customers on TikTok Shop in 2025, leading QVC US to grow its total customer file in 2025 for the first time in over four years. The QVC+ and HSN+ streaming service now has 1.5 million monthly active users and sales attributed to streaming grew 19% in 2025.

A stronger balance sheet, together with revenue growth from social and streaming, is expected to enable QVC Group to stabilize and return to sustainable growth over time.

Additional Information About the RSA

On April 16, 2026, QVC Group, together with certain of its direct and indirect subsidiaries, entered into the RSA with majority lender support. Pursuant to the RSA, QVC Group’s principal amount of debt (as of December 31, 2025) will be reduced from approximately $6.6 billion to $1.3 billion, and the newly deleveraged company will emerge as Reorganized QVC, Inc.

QVC Group’s subsidiaries and entities outside of the U.S. are not included in the court-supervised process underway in the U.S. The only exception is a non-operating subsidiary in Luxembourg that has no team members, customers, vendors or business partners. The Company’s global business operations are continuing as normal – including customer-facing operations in the UK, Germany, Japan, and Italy – and they are paying vendors and suppliers as usual across all of these geographies.

Due to the prepackaged nature of the financial restructuring, the Company expects to complete this process on an expedited basis and, pursuant to the RSA, is targeting emergence within approximately 90 days.

The Company had over $1 billion in domestic cash and cash equivalents as of December 31, 2025. Together with cash generated from ongoing operations, QVC Group has ample liquidity to meet its business obligations during the U.S. court-supervised process. Under the terms of the RSA, all third-party general unsecured creditors will be unimpaired, with their claims to be paid in full or reinstated.

The Company and QVC, Inc. have filed a number of customary motions with the Bankruptcy Court to support its operations during this process, including the continued payment of U.S. employee wages and benefits without interruption. The Company expects to receive Bankruptcy Court approval for these requests shortly.

Additional information regarding the court-supervised financial restructuring process is available at forward.qvcgrp.com.

Bankruptcy Court filings and other information related to the proceedings are available on a separate website administered by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/QVC; by calling Kroll representatives toll-free at (888) 575-5337, or +1 (347) 292-4386 for calls originating outside of the U.S. or Canada; or by emailing QVCinfo@ra.kroll.com.

Advisors

Kirkland & Ellis LLP and Gray Reed are serving as legal counsel, Evercore Group L.L.C. is serving as financial advisor, AlixPartners, LLP is serving as restructuring advisor, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to QVC Group and QVC, Inc.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the financial restructuring, the Company’s expectations with respect to operating in the normal course and the Chapter 11 Cases process (including QVC Group’s ability to successfully emerge from the process and the timing thereof and its ability to pay vendors, suppliers and other general unsecured creditors in full during the financial restructuring process), future liquidity, future financial performance and prospects, business strategies and initiatives (including our WIN Growth Strategy) and their expected benefits and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, risks attendant to the bankruptcy process, including QVC Group’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute QVC Group’s restructuring process, on QVC Group’s liquidity and results of operations (including the availability of operating capital during the pendency of the Chapter 11 Cases); objections to QVC Group’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases, and the outcome of the Chapter 11 Cases in general; the length of time that QVC Group will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; the impact of the expected delisting and downgrade of QVC Group’s capital stock by the Nasdaq Capital Market and OTCQB Venture Market, as applicable; QVC Group’s ability to comply with the restrictions imposed by the terms and conditions certain financing arrangements; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; and employee attrition and QVC Group’s ability to retain senior management and other key personnel due to the distractions and uncertainties; possible changes in market acceptance of new products or services; competitive issues; regulatory matters affecting our businesses; continued access to capital on terms acceptable to QVC Group; changes in law and government regulations; the availability of investment opportunities; general market conditions (including as a result of tariff volatility and uncertainty); the effects of and ability to comply with financial obligations; our ability to continue as a going concern; the effects of impairment losses; issues impacting the global supply chain and labor market; and use of social media and influencers. These forward-looking statements speak only as of the date of this press release, and QVC Group expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QVC Group's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC Group, including the most recent Forms 10-K and 10-Q, for additional information about QVC Group and about the risks and uncertainties related to QVC Group's business, which may affect the statements made in this press release.

About QVC Group, Inc.

QVC Group, Inc. (NASDAQ: QVCGA, QVCGP; OTCQB: QVCGB) is a Fortune 500 company with six leading retail brands – QVC®, HSN®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road® – and other minority interests (collectively, “QVC GroupSM”). QVC GroupSM is a live social shopping company that redefines the shopping experience through video-driven commerce on every screen, from smartphones and tablets to laptops and TVs. QVC Group brings innovative products, compelling content, and unforgettable moments to millions of shoppers worldwide via social platforms, streaming apps, ecommerce sites and TV channels, making every screen a doorway to discovery, delight and community.

QVC Group reaches more than 200 million homes worldwide via 15 television channels, which are widely available on cable/satellite TV, free over-the-air TV, and FAST and other digital livestreaming TV. The retailer also reaches millions of customers via its QVC+ and HSN+ streaming experience, Facebook, Instagram, TikTok, YouTube, Pinterest, websites, mobile apps, print catalogs, and in-store destinations.

Headquartered in West Chester, Pa., QVC Group has team members in the U.S., the U.K., Germany, Japan, Italy, Poland and China. For more information, visit qvcgrp.com, follow QVC Group on YouTube, or search “QVC Group” on LinkedIn.

Contacts

Media Inquiries:

QVC Group Media Relations

media.relations@qvc.com

Michael Freitag / Viveca Tress / Richard Goldman

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449

QVCmediainquiries@joelefrank.com

Investor Inquiries:

investor@qvcgrp.com